     As filed with the Securities and Exchange Commission on March 8, 1996
                                      Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        COEUR D'ALENE MINES CORPORATION
             (Exact name of registrant as specified in its charter)

                    Idaho                                           82-0109423
(State or other jurisdiction of incorporation        (I.R.S. Employer Identification No.)
               or organization)

                        400 Coeur d'Alene Mines Building
                                505 Front Avenue
                           Coeur d'Alene, Idaho 83814
                                  208-667-3511
       (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                               DENNIS E. WHEELER
                             Chairman of the Board,
                     President and Chief Executive Officer
                        Coeur d'Alene Mines Corporation
                        400 Coeur d'Alene Mines Building
                                505 Front Avenue
                           Coeur d'Alene, Idaho 83814
                                  208-667-3511
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                    Please send copies of communications to:

     Arthur H. Bill, Esq.                          David G. Ormsby, Esq.
     Freedman, Levy, Kroll & Simonds               Cravath, Swaine & Moore
     1050 Connecticut Avenue, N.W.                 Worldwide Plaza
     Washington, D.C. 20036                        825 Eighth Avenue
                                                   New York, N.Y. 10019

         Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /__/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / X / 333-01305

         If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the
Securities Act registration statement number of the earlier effective
registration statement for the same offering.   /__/

         If the delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/


                        CALCULATION OF REGISTRATION FEE
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
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                                                 Proposed       Proposed
     Title of each                               maximum        maximum
       class of                                  offering       aggregate      Amount of
     securities to         Amount to be           price         offering      registration
     be registered          Registered           per share(1)    price(1)         fee
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
Mandatory Adjustable
  Redeemable Convertible
  Securities, $1.00 par
  value per share
  (MARCS)...............   735,294                $21.25      $15,624,997 (2)   $5,387.93

Common Stock, $1.00 par
  value per share.......      (3)                   N/A             N/A            N/A

Series A Junior Preferred
  Stock Purchase Rights.      (3)(4)                N/A             N/A            N/A

--------------------------------------------------------------------------------------------
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

(1) Includes 29,412 shares of Mandatory Adjustable Redeemable Convertible Securities, par value $1.00 per share, (MARCS) subject to the Underwriters' over-allotment option.

(2)      Assumes exercise of the Underwriters' over-allotment option.

(3) An indeterminate number of shares of Common Stock, and related Series A Junior Preferred Stock Purchase Rights (the "Rights"), issuable upon, or in connection with, the conversion or redemption of the shares of MARCS, including shares of Common Stock and related Rights that may become issuable as a consequence of adjustments to the Common Equivalent Rate and Optional Conversion Rate (the respective rates at which a share of MARCS is mandatorily or voluntarily convertible into shares of Common Stock).

(4) Rights will be issued for no additional consideration in a number equal to the number of shares of Common Stock to be issued upon or in connection with the conversion or redemption of the shares of MARCS and, therefore, no additional registration fee is required. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.

                              --------------------

                       STATEMENT PURSUANT TO RULE 462(b)

                 THE CONTENTS OF THE REGISTRANT STATEMENT ON FORM S-3 (FILE NO. 333-01305) ARE INCORPORATED BY REFERENCE INTO, AND SHALL BE PART OF, THIS REGISTRATION STATEMENT.


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                                     - ii -

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


                 The information in the Registration Statement on Form S-3 filed by Coeur d'Alene Mines Corporation with the Securities and Exchange Commission (Registration No. 333-01305) pursuant to the Securities Act of 1933 is incorporated by reference into this Registration Statement.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16.  EXHIBITS.

         All exhibits filed with or incorporated by reference in Form S-3 Registration Statement No. 333-01305 are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following which are filed herewith or incorporated by reference herein:

         23.1 - Consent of Ernst & Young LLP (filed herewith)
         24.1 - Power of Attorney (incorporated herein by reference to the power of attorney included on the signature page (page II-3) of Form S-3 Registration Statement No. 333-01305)

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Coeur d'Alene, Idaho, on the 7th day of March, 1996.

                                  COEUR D'ALENE MINES CORPORATION
                                          (Registrant)



                                  By: DENNIS E. WHEELER
                                     ----------------------------
                                      Dennis E. Wheeler
                                      (Chairman of the Board,
                                       President and Chief
                                       Executive Officer)

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated:

     Signature                        Title                           Date
     ---------                        -----                           ----


  DENNIS E. WHEELER             Chairman of the Board            March 7, 1996
-----------------------         of Directors, President,
  Dennis E. Wheeler             Chief Executive Officer
                                and Director (Principal
                                Executive Officer)


          *                     Senior Vice President,           March 7, 1996
-----------------------         Chief Financial Officer,
  James A. Sabala               Treasurer and Director
                                (Principal Financial
                                and Accounting Officer)


          *                     Director                         March 7, 1996
-----------------------
  Cecil D. Andrus

          *                     Director                         March 7, 1996
---------------------
  Joseph C. Bennett

          *                     Director                         March 7, 1996
---------------------
  James J. Curran

          *                     Director                         March 7, 1996
---------------------
  Jeffery T. Grade

          *                     Director                         March 7, 1996
---------------------
  Duane B. Hagadone

          *                     Director                         March 7, 1996
---------------------
  James A. McClure


-------------------------


*By: DENNIS E. WHEELER
     ------------------------
     Dennis E. Wheeler                                           March 7, 1996
     Attorney-in-fact

         (The power of attorney, dated February 28, 1996, was included in the signature page (page II-3) contained in the Registration Statement on Form S-3 (File No. 333-01305), as filed on February 29, 1996.)

                                 EXHIBIT INDEX


Number                                                                  Page
------                                                                  ----


23.1 - Consent of Ernst & Young LLP (filed herewith)

24.1 - Power of Attorney (incorporated herein by reference to the power of attorney included on the signature page
       (page II-3) of Form S-3 Registration Statement
       No. 333-01305)